Exhibit 10.3

SUPPORT AGREEMENT

among

BIOSIG TECHNOLOGIES, INC.

and

BST SUB ULC

AND

1540875 B.C. LTD.

DATED as of [__], 2025

Table of Contents

Article 1 DEFINITIONS AND INTERPRETATION		3
1.1	Definitions	3
1.2	Interpretation Not Affected by Headings.	4
1.3	Number and Gender.	4
1.4	Date of any Action.	4
1.5	Statutes.	4
Article 2 COVENANTS OF PARENT AND EXCHANGECO		5
2.1	Covenants Regarding Exchangeable Shares	5
2.2	Segregation of Funds	6
2.3	Reservation of US Parent Common Stock.	6
2.4	Notification of Certain Events	6
2.5	Delivery of US Parent Stock.	7
2.6	Economic Equivalence.	7
2.7	Tender Offers.	10
2.8	US Parent & Affiliates Not to Vote Exchangeable Shares.	10
2.9	Ordinary Market Purchases.	11
2.10	Ownership of Outstanding Shares.	11
2.11	Reimbursement by US Parent.	11
Article 3 PARENT SUCCESSORS		11
3.1	Certain Requirements in Respect of Combination, etc.	11
3.2	Vesting of Powers in Successor.	12
3.3	Wholly-Owned Subsidiaries.	12
3.4	Successorship Transaction.	12
Article 4 CERTAIN RIGHTS OF PARENT & CALLCO TO ACQUIRE EXCHANGEABLE SHARES		13
4.1	Liquidation Call Right.	13
4.2	Retraction Call Right.	13
4.3	Redemption Call Right.	13
4.4	Change of Law Call Right.	13
Article 5 GENERAL		13
5.1	Term.	13
5.2	Changes in Capital of US Parent & ExchangeCo.	13
5.3	Severability.	13
5.4	Amendments, Modifications.	14
5.5	Ministerial Amendments.	14
5.6	Meeting to Consider Amendments.	14
5.7	Enurement.	14
5.8	Notices to Parties.	15
5.9	Counterparts.	15
5.10	Jurisdiction.	15
5.11	Attornment	15
5.12	Restriction on Obligation to Issue US Parent Stock Until Approval of Parent Stockholder Matters	15

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (the “Agreement”) made as of [__], 2025 among BIOSIG TECHNOLOGIES, INC., a corporation existing under the laws of the State of Delaware (“US Parent”), 1540875 B.C. LTD., a company existing under the Laws of the Province of British Columbia (“CallCo”), and BST SUB ULC, a company existing under the Laws of the Province of British Columbia (“ExchangeCo”).

RECITALS

A.	Pursuant to that certain Share Purchase Agreement (the “Definitive Agreement”) dated May 23, 2025 among US Parent, CallCo, ExchangeCo, Trustee, Streamex Exchange Corporation, and the shareholders of Streamex Exchange Corporation, as amended, supplemented or otherwise modified from time to time in accordance with its terms, ExchangeCo will issue exchangeable shares (the “Exchangeable Shares”) to certain shareholders of Streamex Exchange Corporation.

B.	Pursuant to the Definitive Agreement, the parties have agreed to enter into this Agreement.

IN CONSIDERATION of the foregoing and the mutual agreements contained in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged), the parties hereby agree as follows:

Article 1
DEFINITIONS AND INTERPRETATION

1.1 Definitions

In this Agreement, each capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares as set out in the Articles of ExchangeCo, as they may be amended from time to time, a copy of which is attached as Exhibit A, (the “Exchangeable Share Provisions”), and the following terms shall have the following meanings:

(a)	“affiliate” means, with respect to any person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with, such person. For purposes of this definition, the term “control” (including the correlative terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise;

(b)	“Agreement” has the meaning ascribed thereto in the introductory paragraph;

(c)	“CallCo” has the meaning ascribed thereto in the introductory paragraph;

(d)	“Exchange Rights Agreement” means the exchange rights agreement to be entered into by US Parent, CallCo, the Company and the Trustee, as trustee of the Trust, as may be amended, supplemented or otherwise modified from time to time in accordance with its terms;

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(e)	“Exchangeable Shares” means the Exchangeable Shares of ExchangeCo, and “Exchangeable Share” means any one of them;

(f)	“ExchangeCo” has the meaning ascribed thereto in the introductory paragraph;

(g)	“person” includes an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, trustee, executor, administrator, legal representative, government or any other entity, whether or not a legal entity, as the context requires;

(a)	“Trust” means the trust formed pursuant to the Exchange Rights Agreement;

(b)	“Trustee” means 1540873 B.C. LTD., the trustee of the trust formed pursuant to the Exchange Rights Agreement;

(h)	“Underlying Exchangeable US Parent Stock” means the aggregate number of shares of US Parent Stock issuable to the Exchangeable Shareholders upon the exchange of all Exchangeable Shares exchangeable into US Parent Stock in accordance with the Exchangeable Share Provisions;

(i)	“US Parent” has the meaning ascribed thereto in the introductory paragraph;

(j)	“US Parent Trust Stock” means the Special Voting Preferred Stock of US Parent to be issued by US Parent to the Trust;

(k)	“US Parent Stock” means the common stock in the capital of US Parent; and

(l)	“Voting Rights” means the voting rights attached to the US Parent Trust Stock.

1.2 Interpretation Not Affected by Headings. The division of this Agreement into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the contrary intention appears, references in this Agreement to an Article, Section, subsection, paragraph or Schedule by number or letter or both refer to the Article, Section, subsection, paragraph or Schedule, respectively, bearing that designation in this Agreement.

1.3 Number and Gender. In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender shall include all genders.

1.4 Date of any Action. If the date on which any action is required to be taken under this Agreement by any person is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5 Statutes. Any reference to a statute refers to such statute and all rules and regulations made under it, as it or they may have been or may from time to time be amended or re-enacted, unless stated otherwise.

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Article 2
COVENANTS OF PARENT AND EXCHANGECO

2.1 Covenants Regarding Exchangeable Shares

So long as any Exchangeable Shares not owned by US Parent or its affiliates are outstanding, US Parent shall:

(a)	not take any action that will result in the declaration or payment of any dividend or make any other distribution on the US Parent Stock, unless ExchangeCo shall adjust the Exchangeable Share Exchange Ratio in accordance with the Exchangeable Share Provisions;

(b)	advise ExchangeCo sufficiently in advance of the declaration by US Parent of any dividend or other distribution on the US Parent Stock and take all such other actions as are reasonably necessary or desirable, in co-operation with ExchangeCo, to ensure that the Exchangeable Share Exchange Ratio shall be adjusted by ExchangeCo in accordance with the Exchangeable Share Provisions;

(c)	take all such actions and do all such things as are reasonably necessary or desirable to enable and permit ExchangeCo, in accordance with applicable Law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price, or the Redemption Price, in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of ExchangeCo, whether voluntary or involuntary, or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by ExchangeCo, as the case may be, including without limitation all such actions and all such things as are necessary or desirable to enable and permit ExchangeCo to deliver or cause to be delivered US Parent Stock or other property to the holders of Exchangeable Shares in accordance with the Exchangeable Share Provisions;

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(d)	take all such actions and do all such things as are reasonably necessary or desirable to enable and permit the Trustee in accordance with applicable Law to perform its obligations under the Exchange Rights Agreement, including, without limitation, all such actions and all such things as are reasonably necessary or desirable to enable and permit the Trustee to exercise the Voting Rights on the US Parent Trust Stock;

(e)	take all such actions and do all such things as are reasonably necessary or desirable to enable and permit CallCo, in accordance with applicable Law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the Redemption Call Right (or upon the exercise by the holder of the Exchangeable Shares of their right to require CallCo to exercise the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the Redemption Call Right), including without limitation all such actions and all such things as are necessary or desirable to enable and permit CallCo to deliver or cause to be delivered US Parent Stock or other property to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the Redemption Call Right, as the case may be;

(f)	take all such actions and do all such things as are reasonably necessary or desirable to enable and permit ExchangeCo in accordance with applicable Law, to perform its obligations in connection with a Retraction Request pursuant to the Exchangeable Share Provisions and the redemption by ExchangeCo pursuant to the Exchangeable Share Provisions, including without limitation all such actions and all such things as are necessary or desirable to enable and permit ExchangeCo to deliver or cause to be delivered US Parent Stock or other property to the holders of Exchangeable Shares in accordance with the Exchangeable Share Provisions;

(g)	not, except as otherwise contemplated in the Exchangeable Shares Provisions: (i) exercise its vote as a shareholder of ExchangeCo to initiate the voluntary liquidation, dissolution or winding up of ExchangeCo or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs, or (ii) take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding up of ExchangeCo or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs, without the approval of the holders of the Exchangeable Shares in accordance with the Exchangeable Share Provisions; and

(h)	prior to US Parent obtaining approval from its stockholders of the Parent Stockholder Matters (as defined in the Definitive Agreement), not, without the approval referred to in Section 2.12(b) of the Exchangeable Share Provisions: (i) consummate either (A) any US Parent Control Transaction or (B) any merger or consolidation of US Parent or any of its subsidiaries with or into another entity or any stock sale to, or other business combination in which the stockholders of US Parent immediately before such transaction do not hold at least a majority of the voting power of the capital stock of US Parent or such other entity immediately after such transaction; (ii) enter into any agreement with respect to any of the foregoing that is not expressly conditioned upon US Parent obtaining approval from its stockholders of the Parent Stockholder Matters (as defined in the Definitive Agreement); (iii) (A) pay a stock dividend or otherwise make a distribution or distributions on shares of US Parent Stock or any other equity or equity equivalent securities payable in shares of US Parent Stock, (B) subdivide outstanding shares of US Parent Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of US Parent Stock into a smaller number of shares, or (D) issue by reclassification of shares of the US Parent Stock any shares of US Parent; or (iv) grant, issue or sell any capital stock or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of US Parent Stock whereby holders of the Exchangeable Shares were not entitled to participate based on their proportionate share (determined as if such holder had exchanged such Exchangeable Shares into US Parent Stock, without regard to any limitation on ownership).

2.2 Segregation of Funds

US Parent will cause ExchangeCo to deposit a sufficient amount of funds in a separate account of ExchangeCo and segregate a sufficient amount of such other assets and property as is necessary to enable ExchangeCo to pay or otherwise satisfy its obligations with respect to the applicable Liquidation Amount, Retraction Price or Redemption Price, in each case once such amounts become payable under the terms of this Agreement or the Exchangeable Share Provisions. Once such amounts become payable, US Parent will transfer such funds to ExchangeCo (through any intermediary entities) and ExchangeCo will use such funds, assets and property so segregated exclusively for the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable, net of any corresponding withholding tax obligations and for the remittance of such withholding tax obligations.

2.3 Reservation of US Parent Common Stock.

US Parent hereby represents, warrants and covenants in favour of ExchangeCo and CallCo that US Parent has reserved for issuance and shall, at all times while any Exchangeable Shares are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of each class of shares of US Parent Stock (or other shares or securities into which US Parent Stock may be reclassified or changed as contemplated by Section 2.6):

(a)	as are now and may hereafter be required to enable and permit each of US Parent, CallCo and ExchangeCo to meet its obligations to the Exchangeable Shareholder under the Exchange Rights Agreement and the Exchangeable Share Provisions; and

(b)	as are now and may hereafter be required to enable and permit US Parent to meet any other obligations to the Exchangeable Shareholders under any other security or commitment pursuant to which US Parent may now or hereafter be required to issue or cause to be issued US Parent Stock.

2.4 Notification of Certain Events

In order to assist US Parent to comply with its obligations under this Agreement and to permit CallCo to exercise the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the Redemption Call Right, as applicable, ExchangeCo shall notify US Parent and CallCo of each of the following events at the time set forth below:

(a)	in the event of any determination by the board of directors of ExchangeCo to institute voluntary liquidation, dissolution or winding-up proceedings with respect to ExchangeCo or to effect any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

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(b)	promptly upon the earlier of (i) receipt by ExchangeCo of notice of, and (ii) ExchangeCo otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of ExchangeCo or to effect any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs;

(c)	immediately, upon receipt by ExchangeCo of a Retraction Request;

(d)	on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Exchangeable Share Provisions;

(e)	as soon as practicable upon the issuance by ExchangeCo of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares and rights to acquire Exchangeable Shares pursuant to the Definitive Agreement); and

(f)	promptly, upon receiving notice of a Change of Law.

2.5 Delivery of US Parent Stock.

Upon notice from CallCo or ExchangeCo of any event that requires CallCo or ExchangeCo to deliver or cause to be delivered US Parent Stock to any holder of Exchangeable Shares, and, if applicable, the delivery by the Trustee to US Parent of certificates for US Parent Trust Stock, US Parent shall forthwith issue and deliver or cause to be delivered the requisite number of shares of US Parent Stock for the benefit of CallCo or ExchangeCo, as appropriate, and CallCo or ExchangeCo, as the case may be, shall forthwith cause to be delivered the requisite number of US Parent Stock to be received by or for the benefit of the former holder of the surrendered Exchangeable Shares. All such US Parent Stock shall be duly authorized and validly issued as fully paid, non-assessable, free of pre-emptive rights and shall be free and clear of any lien, claim or encumbrance. Notwithstanding the foregoing, prior to the US Parent obtaining approval from its stockholders of the Parent Stockholder Matters (as defined in the Definitive Agreement), the US Parent shall have no obligation to deliver any US Parent Stock pursuant to this Section 2.5.

2.6 Economic Equivalence.

(1)	So long as any Exchangeable Shares not owned by US Parent or its affiliates are outstanding:

(a)	US Parent shall not without the prior approval of ExchangeCo and the prior approval of the holders of the Exchangeable Shares given in accordance with the Exchangeable Share Provisions:

(i)	issue or distribute US Parent Stock (or securities exchangeable for or convertible into or carrying rights to acquire US Parent Stock) to the holders of all or substantially all of the then outstanding US Parent Stock by way of stock or share dividend or other distribution, other than an issue of US Parent Stock (or securities exchangeable for or convertible into or carrying rights to acquire US Parent Stock) to holders of US Parent Stock (A) who exercise an option to receive dividends in US Parent Stock (or securities exchangeable for or convertible into or carrying rights to acquire US Parent Stock) in lieu of receiving cash dividends, or (B) pursuant to any dividend reinvestment plan or scrip dividend or similar arrangement; or

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(ii)	issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding US Parent Stock entitling them to subscribe for or to purchase US Parent Stock or securities exchangeable for or convertible into or carrying rights to acquire US Parent Stock; or

(iii)	issue or distribute to the holders of all or substantially all of the then outstanding US Parent Stock (A) shares or securities of US Parent of any class other than US Parent Stock (or securities convertible into or exchangeable for or carrying rights to acquire US Parent Stock), (B) rights, options, warrants or other assets other than those referred to in Section 2.6(1)(a)(ii), (C) evidence of indebtedness of US Parent, or (D) assets of US Parent, unless, in each case, the same or an economically equivalent change is made simultaneously to, or in the rights of the holders of, the Exchangeable Shares; provided, however, that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by US Parent in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Definitive Agreement.

(b)	US Parent shall not without the prior approval of ExchangeCo and the prior approval of the holders of the Exchangeable Shares given in accordance with the Exchangeable Share Provisions:

(i)	subdivide, redivide or change the then outstanding US Parent Stock into a greater number of US Parent Stock; or

(ii)	reduce, combine, consolidate or change the then outstanding US Parent Stock into a lesser number of US Parent Stock; or

(iii)	reclassify or otherwise change the US Parent Stock or effect an amalgamation, merger, combination, reorganization or other transaction affecting the US Parent Stock,

unless, in each case, the same or an economically equivalent change is made simultaneously to, or in the rights of the holders of, the Exchangeable Shares; provided, however, that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by US Parent in order to give effect to and to consummate the transactions contemplated by, and in accordance with the Definitive Agreement.

(2)	The board of directors of ExchangeCo shall determine, in good faith and in its sole discretion (with the assistance of such financial or other advisors as the board of may determine), “economic equivalence” for the purposes of any event referred to in Section 2.6(1)(a) or Section 2.6(1)(b) and each such determination shall be conclusive and binding on US Parent. In making each such determination, the following factors shall, without excluding other factors determined by the board of directors of ExchangeCo to be relevant, be considered by the board of directors of ExchangeCo:

(a)	each Exchangeable Share is intended to be economically equivalent to one share of US Parent Stock;

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(b)	in the case of any stock or share dividend or other distribution payable in US Parent Stock, the number of such shares issued as a result of such stock or share dividend or other distribution in proportion to the number of US Parent Stock previously outstanding;

(c)	in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase US Parent Stock (or securities exchangeable for or convertible into or carrying rights to acquire US Parent Stock), the relationship between the exercise price of each such right, option or warrant, the number of such rights, options or warrants to be issued or distributed in respect of each share of US Parent Stock and the Current Market Price of such share of US Parent Stock, the price volatility of the US Parent Stock and the terms of any such instrument;

(d)	in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of US Parent of any class other than US Parent Stock, any rights, options or warrants other than those referred to in Section 2.6(2)(d), any evidences of indebtedness of US Parent or any assets of US Parent), the relationship between the fair market value (as determined by the board of directors of ExchangeCo in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding share of US Parent Stock and the Current Market Price of such share of US Parent Stock;

(e)	in the case of any subdivision, redivision or change of the then outstanding US Parent Stock into a greater number of US Parent Stock or the reduction, combination, consolidation or change of the then outstanding US Parent Stock into a lesser number of US Parent Stock or any amalgamation, merger, combination, arrangement, reorganization or other transaction affecting US Parent Stock, the effect thereof upon the then outstanding Exchangeable Shares; and

(f)	in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of US Parent Stock as a result of differences between taxation Laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

(3)	ExchangeCo agrees that, to the extent required, upon due notice from US Parent, ExchangeCo shall use commercially reasonable efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that distributions are made by ExchangeCo, or the Exchangeable Share Exchange Ratio is adjusted, or subdivisions, redivisions or changes are made to the Exchangeable Shares, as applicable, in order to implement the required economic equivalence with respect to the US Parent Stock and Exchangeable Shares as provided for in this Section 2.6.

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(4)	Notwithstanding any other provision of this Section 2.6, ExchangeCo shall not undertake any action that will result in the number of shares of Underlying Exchangeable US Parent Stock being less than number of shares of US Parent Stock issuable upon the exchange of the Exchangeable Shares.

2.7 Tender Offers.

In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to US Parent Stock (an “Offer”) is proposed by US Parent or is proposed to US Parent or its stockholders and is recommended by the board of directors of US Parent, or is otherwise effected or to be effected with the consent or approval of the board of directors of US Parent, and the Exchangeable Shares are not redeemed by ExchangeCo or purchased by CallCo pursuant to the Redemption Call Right, US Parent and ExchangeCo will use commercially reasonable efforts to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares (other than US Parent and its affiliates) to participate in such Offer to the same extent and on an economically equivalent basis as the holders of US Parent Stock, without discrimination. Without limiting the generality of the foregoing, US Parent and ExchangeCo will use commercially reasonable efforts in good faith to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against ExchangeCo (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing in this Agreement shall affect the rights of ExchangeCo to redeem, or CallCo to purchase pursuant to the Redemption Call Right, Exchangeable Shares in the event of a US Parent Control Transaction.

2.8 US Parent & Affiliates Not to Vote Exchangeable Shares.

Each of US Parent and CallCo covenants and agrees that it shall appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Each of US Parent and CallCo further covenants and agrees that it shall not, and shall cause its affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the Business Corporations Act (British Columbia) (or any successor or other corporate statute by which ExchangeCo may in the future be governed) with respect to any Exchangeable Shares held by it or by its affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares; provided however, for further clarity, that this Section 2.8 shall not in any way restrict the right of US Parent or any of its affiliates to vote their common shares of ExchangeCo in accordance with the Articles of ExchangeCo.

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2.9 Ordinary Market Purchases.

For greater certainty, nothing contained in this Agreement, including without limitation the obligations of US Parent contained in Section 2.7, shall limit the ability of US Parent (or any of its affiliates) to make ordinary market or other voluntary purchases of US Parent Stock in accordance with applicable Laws and regulatory or stock exchange requirements.

2.10 Ownership of Outstanding Shares.

Without the prior approval of ExchangeCo and the prior approval of the holders of the Exchangeable Shares given in accordance with the Exchangeable Share Provisions, US Parent covenants and agrees in favour of ExchangeCo that, as long as any Exchangeable Shares not owned by US Parent or its affiliates are outstanding, US Parent will be and remain the direct or indirect beneficial owner of all issued and outstanding common shares in the capital of ExchangeCo. Notwithstanding the foregoing, US Parent shall not be in violation of this Section 2.10 if any person or group of persons acting jointly or in concert acquires all or substantially all of the assets of US Parent or the US Parent Stock pursuant to any merger or similar transaction involving US Parent pursuant to which US Parent is not the surviving corporation.

2.11 Reimbursement by US Parent.

US Parent shall reimburse ExchangeCo for, and indemnify and hold ExchangeCo harmless against, any expense or liability incurred by ExchangeCo with respect to the Exchangeable Shares.

Article 3
PARENT SUCCESSORS

3.1 Certain Requirements in Respect of Combination, etc.

Subject to the Exchangeable Share Provisions, and Article 3 with respect to a US Parent Control Transaction, so long as any Exchangeable Shares not owned by US Parent or its affiliates are outstanding, US Parent shall not enter into any transaction (whether by way of reorganization, consolidation, arrangement, amalgamation, merger, combination, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of an amalgamation or merger or combination, of the continuing corporation resulting therefrom, provided that it may do so if:

(a)	such other person or continuing corporation (the “US Parent Successor”) by operation of Law, becomes bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the US Parent Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such US Parent Successor to pay and deliver or cause to be paid and delivered the same and its agreement to observe and perform all the covenants and obligations of US Parent under this Agreement; and

(b)	such transaction shall be upon such terms and conditions as to preserve and not to impair any of the rights, duties, powers and authorities of the other parties hereunder or the holders of the Exchangeable Shares.

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3.2 Vesting of Powers in Successor.

Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver the supplemental agreement provided for in Section 3.1(a) and thereupon the US Parent Successor and such other person that may then be the issuer of the US Parent Stock shall possess and from time to time may exercise each and every right and power of US Parent under this Agreement in the name of US Parent or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of US Parent or any officers of US Parent may be done and performed with like force and effect by the directors or officers of such US Parent Successor.

3.3 Wholly-Owned Subsidiaries.

Nothing herein shall be construed as preventing (a) the amalgamation or merger or combination of any wholly-owned direct or indirect subsidiary of US Parent (other than ExchangeCo or CallCo) with or into US Parent, (b) the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of US Parent (other than ExchangeCo or CallCo), provided that all of the assets of such subsidiary are transferred to US Parent or another wholly-owned direct or indirect subsidiary of US Parent, (c) any other distribution of the assets of any wholly-owned direct or indirect subsidiary of US Parent (other than ExchangeCo or CallCo) among the shareholders of such subsidiary for the purpose of winding up its affairs, and (d) any such transactions are expressly permitted by this Article 3.

3.4 Successorship Transaction.

Notwithstanding the foregoing provisions of this Article 3, in the event:

(a)	in which US Parent merges, combines or amalgamates with, or in which all or substantially all of the then outstanding US Parent Stock are acquired by, one or more other corporations to which US Parent is, immediately before such merger, combination, amalgamation or acquisition, “related” within the meaning of the Income Tax Act (Canada) (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (ii) of the definition of Redemption Date in the Exchangeable Share Provisions; and

(c)	in which all or substantially all of the then outstanding US Parent Stock are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) or another corporation (the “Other Corporation”) that, immediately after such US Parent Control Transaction, owns or controls, directly or indirectly, US Parent;

then all references in this Agreement to “US Parent” shall thereafter be and be deemed to be references to “Other Corporation” and all references in this Agreement to “US Parent Stock” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or the exchange of such shares pursuant to the Exchange Rights Agreement immediately subsequent to the US Parent Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions, or the exchange of such shares pursuant to the Exchange Rights Agreement had occurred immediately prior to the US Parent Control Transaction and the US Parent Control Transaction was completed) but subject to subsequent adjustments to reflect any subsequent changes in the share capital of the issuer of the Other Shares, including without limitation, any subdivision, consolidation or reduction of share capital, without any need to amend the terms and conditions of the Exchangeable Shares and without any further action required.

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Article 4
CERTAIN RIGHTS OF PARENT & CALLCO TO ACQUIRE EXCHANGEABLE SHARES

4.1 Liquidation Call Right.

The parties hereby acknowledge the rights and obligations of CallCo in respect of the Exchangeable Shares as contained in Section 2.5 (Liquidation) of the Exchangeable Share Provisions.

4.2 Retraction Call Right.

The parties hereby acknowledge the rights and obligations of CallCo in respect of the Exchangeable Shares contained in Section 2.6 (Retraction of Exchangeable Shares) of the Exchangeable Share Provisions.

4.3 Redemption Call Right.

The parties hereby acknowledge the rights and obligations of CallCo in respect of the Exchangeable Shares as contained in Section 2.7 (Redemption of Exchangeable Shares) of the Exchangeable Share Provisions.

4.4 Change of Law Call Right.

The parties hereby acknowledge the rights and obligations of CallCo in respect of the Exchangeable Shares as contained in Section 2.9 (Change of Law Call Right) of the Exchangeable Share Provisions.

Article 5

GENERAL

5.1 Term.

This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any person other than US Parent and any of its affiliates.

5.2 Changes in Capital of US Parent & ExchangeCo.

Notwithstanding the provisions of Section 5.4, at all times after the occurrence of any event contemplated pursuant to Section 2.6 and Section 2.7 or otherwise, as a result of which either US Parent Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which US Parent Stock or the Exchangeable Shares or both are so changed and the parties shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

5.3 Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

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5.4 Amendments, Modifications.

Subject to Section 5.2, Section 5.3 and Section 5.5, this Agreement may not be amended or modified except by an agreement in writing executed by US Parent, CallCo and ExchangeCo and approved by the holders of the Exchangeable Shares in accordance with the Exchangeable Share Provisions. No amendment or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

5.5 Ministerial Amendments.

Notwithstanding the provisions of Section 5.4, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

(a)	adding to the covenants of any or all of the parties hereto if the board of directors of each of US Parent, CallCo and ExchangeCo shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

(b)	evidencing the succession of US Parent Successors and the covenants of and obligations assumed by each such US Parent Successor in accordance with the provisions of Article 3;

(c)	making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder which, in the good faith opinion of the board of directors of each of US Parent, CallCo and ExchangeCo, it may be expedient to make, provided that each such board of directors shall be of the good faith opinion, after consultation with counsel, that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

(d)	making such changes or corrections hereto which, on the advice of counsel to US Parent, CallCo and ExchangeCo, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained herein, provided that the boards of directors of each of US Parent, CallCo and ExchangeCo shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

5.6 Meeting to Consider Amendments.

ExchangeCo, at the request of US Parent, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 5.4. Any such meeting or meetings shall be called and held in accordance with the articles of ExchangeCo, the Exchangeable Share Provisions and all applicable Laws.

5.7 Enurement.

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

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5.8 Notices to Parties.

Any notice and other communications required or permitted to be given pursuant to this Agreement shall be sufficiently given if delivered in person or if sent by facsimile transmission or e-mail (provided such transmission is recorded as being transmitted successfully) to the parties at the following addresses:

(a)	In the case of US Parent, ExchangeCo, or CallCo, at the following address:

Streamex Exchange Corporation
15th Floor, 1111 West Hastings Street,
Vancouver, BC, V6E2J3
Attention:	K. Henry McPhie and Morgan Lekstrom
Email:	henry@streamex.com; morgan@streamex.com

with a copy to:

Haynes and Boone LLP
30 Rockefeller Plaza
26th Floor
New York, NY 10112
Attention:	Rick A. Werner; Simin Sun; Alla Digilova
Email:	rick.werner@haynesboone.com; simin.sun@haynesboone.com; alla.digilova@haynesboone.com with a copy to:

DuMoulin Black LLP
1111 West Hastings Street
15th Floor
Vancouver, BC V6E 2JC
Attention:	Jason Sutherland
Email:	jsutherland@dumoulinblack.com

and such notice or other communication shall be deemed to have been given and received (x) if delivered on a Business Day prior to 4:30 p.m. (local time in the place where the notice or other communication is received), on the date of delivery, or (y) otherwise, on the next Business Day. Either party may change its address for notice by giving notice to the other parties in accordance with the foregoing provisions.

5.9 Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

5.10 Jurisdiction.

This Agreement shall be construed and enforced in accordance with the Laws of the Province of British Columbia and the Laws of Canada applicable therein.

5.11 Attornment

Each of US Parent, CallCo, and ExchangeCo agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of British Columbia, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgement of the said courts and not to seek, and hereby waives, any review of the merits of any such judgement by the courts of any other jurisdiction, and US Parent hereby appoints ExchangeCo at its registered office in the Province of British Columbia as attorney for service of process.

5.12 Restriction on Obligation to Issue US Parent Stock Until Approval of Parent Stockholder Matters

Notwithstanding any other provision in this Agreement, the Exchangeable Share Provisions, or the Exchange Rights Agreement, US Parent shall have no obligation to issue US Parent Stock or US Parent Trust Stock until US Parent has obtained approval from its stockholders of the Parent Stockholder Matters (as defined in the Definitive Agreement), other than, prior to US Parent obtaining approval from its stockholders of the Parent Stockholder Matters (as defined in the Definitive Agreement), in respect of the right of each Exchangeable Shareholder under Section 2.19 of the Exchangeable Share Provisions to exercise its retraction rights under Section 2.6 of the Exchangeable Share Provisions in respect of up to 5.01% of the number of Exchangeable Shares issued to such Exchangeable Shareholder on the Effective Date.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BIOSIG TECHNOLOGIES, INC.

By:
Name:	Anthony Amato
Title:	Chief Executive Officer

BST SUB ULC

By:
Name:	Anthony Amato
Title:	Chief Executive Officer

1540875 B.C. Ltd.

By:
Name:	Anthony Amato
Title:	Chief Executive Officer

[Signature Page to Support Agreement]